EXHIBIT 23(a)




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of deferred compensation obligations under The B.F.Goodrich Company Savings Benefit Restoration Plan, of our report dated February 2, 1996, with respect to the consolidated financial statements of The B.F.Goodrich Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                            /s/Ernst & Young LLP
                                                            --------------------
                                                               ERNST & YOUNG LLP



Cleveland, Ohio
January 6, 1997